As filed with the Securities and Exchange Commission on October 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYTHERA Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0552903
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

27200 West Agoura Road, Suite 200

Calabasas, CA 91301

(818) 587-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended

KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan

(Full Title of the Plan)

Keith R. Leonard, Jr.

President and Chief Executive Officer

KYTHERA Biopharmaceuticals, Inc.

27200 West Agoura Road, Suite 200

Calabasas, CA 91301

(818) 587-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Mark V. Roeder

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.00001 per share	2,393,506 shares	$5.31 - $19.50	$19,894,680.12	$2,713.64

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended (the “2004 Plan”), and the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the 2004 Plan are based upon the weighted-average exercise price of such outstanding options and (b) for shares reserved for future issuance under the 2012 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The NASDAQ Global Select Market on October 12, 2012. The chart below details the calculations of the registration fee:

	Number of	Offering Price Per		Aggregate
Securities	Shares	Share		Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2004 Plan(3)	1,887,152	$5.31	(2)(a)	$10,020,777.12
Shares reserved for future grant under the 2012 Plan(3)	506,354	$19.50	(2)(b)	$9,873,903.00
Proposed Maximum Aggregate Offering Price				$19,894,680.12
Registration Fee				$2,713.64

(3)          Pursuant to the terms of the 2012 Plan, any shares subject to outstanding options originally granted under the 2004 Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to stock awards granted under the 2012 Plan.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, KYTHERA Biopharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.         Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)          The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on October 11, 2012, relating to the registration statement on Form S-1, as amended (No. 333-181476), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)         The Registrant’s Current Report on Form 8-K (No. 001-35663) as filed with the SEC on October 16, 2012; and

(c)          The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35663), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 24, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

Latham & Watkins LLP, counsel to the Registrant, and certain attorneys and investment funds affiliated with the firm collectively own 5,393 shares of Registrant’s common stock.

Item 6.         Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•                  any breach of the director’s duty of loyalty to us or our stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•                  any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Form of warrant to purchase shares of Series B Redeemable Convertible Preferred Stock issued to security holders in connection with a convertible note financing(4)

4.5	Warrant to purchase shares of Series C Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P., as amended(5)

4.6(a)	Warrant issued to purchase shares of Series D Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P.(6)

4.6(b)	Amendment No. 01 to warrant issued to purchase shares of Series D Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P.(7)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended(8)

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2004 Stock Plan, as amended(9)

99.3	KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan

99.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Equity Incentive Award Plan(10)

99.5	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2012 Equity Incentive Award Plan(11)

(1)        Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)        Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)        Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(4)        Previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(5)        Previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(6)        Previously filed as Exhibit 4.5(a) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(7)        Previously filed as Exhibit 4.5(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(8)        Previously filed as Exhibit 10.10(a) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(9)       Previously filed as Exhibit 10.10(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(10)  Previously filed as Exhibit 10.11(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(11)  Previously filed as Exhibit 10.11(c) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

Item 9.           Undertakings.

1.                                       The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.                                       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 16th day of October, 2012.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ KEITH R. LEONARD
Keith R. Leonard, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Keith R. Leonard, Jr. and John W. Smither, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith R. Leonard	Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2012
Keith R. Leonard, Jr.

/s/ John W. Smither	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2012
John W. Smither

/s/ Nathaniel David	Director	October 16, 2012
Nathaniel David, Ph.D

/s/ Dennis Fenton	Director	October 16, 2012
Dennis Fenton, Ph.D.

/s/ Hironori Hozoji	Director	October 16, 2012
Hironori Hozoji

Director
François Kress

/s/ Robert T. Nelsen	Director	October 16, 2012
Robert T. Nelsen

/s/ Camille Samuels	Director	October 16, 2012
Camille Samuels

/s/ David Schnell	Director	October 16, 2012
David Schnell, M.D.

/s/ Joseph L. Turner	Director	October 16, 2012
Joseph L. Turner

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Form of warrant to purchase shares of Series B Redeemable Convertible Preferred Stock issued to security holders in connection with a convertible note financing(4)

4.5	Warrant to purchase shares of Series C Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P., as amended(5)

4.6(a)	Warrant issued to purchase shares of Series D Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P.(6)

4.6(b)	Amendment No. 01 to warrant issued to purchase shares of Series D Redeemable Convertible Preferred Stock issued to Lighthouse Capital Partners VI, L.P.(7)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended(8)

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2004 Stock Plan, as amended(9)

99.3	KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan

99.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Equity Incentive Award Plan(10)

99.5	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2012 Equity Incentive Award Plan(11)

(1)        Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)        Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)        Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(4)        Previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(5)       Previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(6)        Previously filed as Exhibit 4.5(a) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(7)        Previously filed as Exhibit 4.5(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(8)        Previously filed as Exhibit 10.10(a) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(9)        Previously filed as Exhibit 10.10(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(10)  Previously filed as Exhibit 10.11(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(11)  Previously filed as Exhibit 10.11(c) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.